Exhibit 99.1

Dell Completes MessageOne Acquisition

Gets SaaS-y about Services

ROUND ROCK, Texas--(BUSINESS WIRE)--Dell today announced the completion of its $155 million acquisition of MessageOne, Inc., an industry leader in Software-as-a-Service (SaaS) enabled enterprise-class e-mail business continuity, compliance, archiving and disaster recovery services. The acquisition is a part of the company’s strategy to use SaaS applications and remote management tools to deliver configure-to-order IT infrastructure services to commercial customers over the Internet.

With its acquisition of SilverBack Technologies, Inc., Everdream Corp., ASAP Software Express, Inc. and now MessageOne, Dell is architecting an integrated service delivery platform of SaaS applications that will enable it to remotely monitor, maintain, troubleshoot and address the majority of routine IT infrastructure issues that challenge businesses of all sizes. The company anticipates that services such as patch management, anti-virus, online backup and recovery, asset tracking, software license management and e-mail continuity delivered and managed over the Internet will reduce the cost of infrastructure management and free budget for the IT driven innovation that grows business.

“Companies currently spend 70 percent of their IT budgets maintaining their current infrastructures and dealing with routine issues,” said Steve Schuckenbrock, president, Dell Global Services. “We are building a services supply chain that integrates the world’s leading SaaS-based technologies to simplify the purchase, delivery and management of IT infrastructure services for companies and improve its price/performance.”

In a departure from traditional industry approaches that lock customers into long-term, expensive contracts, Dell’s model will give companies choice and flexibility in the services they purchase.

MessageOne is an important addition to Dell’s services portfolio. The company’s services eliminate the downtime and complexity associated with managing, archiving, e-discovery and the long-term storage of e-mail. MessageOne estimates that 75 percent of all companies experience a major e-mail outage each year* and with 75 percent** of most companies’ intellectual property (IP) contained in messages and attachments transmitted via e-mail, it is now considered a “killer” application with importance to every aspect of business operations and customer relationships.

Dell’s MessageOne solutions include E-mail Management Services (EMS), which ensure seamless continuity by keeping Outlook and wireless messaging systems running even when Exchange and Active Directory are down and AlertFind, which provides emergency notification and crisis communication services for businesses. MessageOne’s e-mail archiving services help companies comply with regulations, streamline electronic discovery and maximize storage. MessageOne’s services are available today to companies with more than 1,000 seats through Dell’s sales force and will be available to medium businesses and through Dell channel partners in the future.

Additional information about this acquisition can be found on www.dell.com and Direct2Dell.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell is a leading global systems and services company and No. 34 on the Fortune 500. For more information, visit www.dell.com, or to communicate directly with Dell via a variety of online channels, go to www.dell.com/conversations. To get Dell news direct, visit www.dell.com/RSS.

* MessageOne survey of customer activations

** Enterprise Strategy Group, “Insurance Day,” 2005

Special Note

Statements in this press release that relate to future results and events (including statements about the expected benefits of the acquisition) are forward-looking statements based on Dell's current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: general economic, business and industry conditions; our ability to restore our competitive advantage; local economic and labor conditions, political instability, unexpected regulatory changes, trade protection measures, and changes in tax laws; our ability to accurately predict product, customer and geographic sales mix and seasonal sales trends; information technology and manufacturing infrastructure failures; our ability to effectively manage periodic product transitions; any additional issues or matters that may arise from the ongoing SEC investigation; our ability to maintain effective internal controls; our reliance on third-party suppliers for quality product components, including reliance on several single-source or limited-source suppliers; our ability to access the capital markets; litigation and governmental investigations or proceedings; our acquisition of other companies; our ability to properly manage the distribution of our products and services; effective hedging of our exposure to fluctuations in foreign currency exchange rates and interest rates; obtaining licenses to intellectual property developed by others on commercially reasonable and competitive terms; our ability to attract, retain and motivate key personnel; loss of government contracts; expiration of tax holidays or favorable tax rate structures; changing environmental laws; and the effect of armed hostilities, terrorism, natural disasters and public health issues. For a discussion of those and other factors affecting Dell’s business and prospects, see Dell’s periodic filings with the Securities and Exchange Commission.

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